UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021 (September 7, 2021)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 7, 2021, CĪON Investment Corporation (“CIC”) reconvened its Annual Meeting of Shareholders (the “Annual Meeting”).  The Annual Meeting was initially called to order on July 8, 2021, and was adjourned until August 9, 2021 and again until September 7, 2021 to permit additional time to solicit shareholder votes for certain proposals.

As of May 10, 2021, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 113,514,454 shares of common stock were eligible to be voted, and 69,722,061 of those shares were voted in person or by proxy at the reconvened Annual Meeting. Shareholders were asked to consider and act upon the following proposals, each of which is described in detail in CIC’s definitive proxy statement filed with the SEC on May 13, 2021 (the “Proxy Statement”):

•	Proposal No. 2 – the approval of five proposals that will collectively amend and restate CIC’s charter to reflect amendments described in the Proxy Statement, which will become effective upon a future listing of CIC’s shares of common stock on a national securities exchange (the “Listing”), and which will serve to conform more closely certain provisions in CIC’s charter to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange (the “Listing Charter Amendment Proposals”).

The Listing Charter Amendment Proposals were approved by CIC’s shareholders at the reconvened Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Proposal 2(i) - the approval of a proposal to amend and restate CIC’s charter to reflect an amendment, which will become effective upon a Listing, to provide that directors may be removed only for “cause” and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors:

Votes For	60,743,741
Votes Against	5,095,258
Abstentions	3,883,062
Broker Non-Votes	0

Proposal 2(ii) - the approval of a proposal to reflect an additional amendment to CIC’s charter, which will become effective upon a Listing, to provide that CIC may limit a shareholder’s right to inspect CIC’s books and records if the board of directors determines that such shareholder has an improper purpose for requesting such inspection:

Votes For	58,165,827
Votes Against	7,389,563
Abstentions	4,166,671
Broker Non-Votes	0

Proposal 2(iii) - the approval of a proposal to reflect an additional amendment to CIC’s charter, which will become effective upon a Listing, to clarify that the indemnification and exculpation provisions in CIC’s charter are mandatory, but subject to the limitations of the Investment Company Act of 1940, as amended:

Votes For	61,604,876
Votes Against	3,774,847
Abstentions	4,342,338
Broker Non-Votes	0

Proposal 2(iv) - the approval of a proposal to reflect an additional amendment to CIC’s charter, which will become effective upon a Listing, to include a provision that would limit the transferability of CIC’s shares of common stock in the 270-day period following a Listing:

Votes For	60,391,697
Votes Against	4,947,038
Abstentions	4,383,326
Broker Non-Votes	0

Proposal 2(v) - the approval of a proposal to reflect an additional amendment to CIC’s charter, which will become effective upon a Listing, to delete certain provisions required by, and remove references to, the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc.:

Votes For	59,623,917
Votes Against	5,255,369
Abstentions	4,842,775
Broker Non-Votes	0

On September 8, 2021, CIC issued a press release announcing the foregoing results of the reconvened Annual Meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

On September 8, 2021, CIC issued a press release announcing that CIC has commenced the final steps to prepare for a Listing on the New York Stock Exchange (the “NYSE”). CIC anticipates that its shares of common stock will commence trading on the NYSE with the ticker symbol “CION” within the next 30 days. CIC has engaged Wells Fargo Securities LLC to serve as lead advisor to CIC in connection with the Listing. There can be no assurance that CIC will be able to complete the Listing in any certain timeframe or at all. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	September 8, 2021	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated September 8, 2021